Universal Display Corporation
Supplemental Executive Retirement Plan

Amendment 2015-1
WHEREAS, Universal Display Corporation (“UDC”) maintains the Universal Display Corporation Supplemental Executive Retirement Plan (the “Plan”), effective as of April 1, 2010, to provide certain key employees of UDC and its subsidiaries (collectively, the “Company”) with retirement benefits that supplement other benefits that may be available to them under the terms of tax-qualified plans or otherwise, and to encourage the continued employment of such individuals with the Company;
WHEREAS, based on a review by the Company’s independent compensation consultant, and in order to better align the Plan benefits with market practice, the Company desires to amend the Plan to incorporate into the calculation of a participant’s benefit under the Plan, subject to certain exceptions as set forth in this Amendment 2015-1, the actual annual bonuses earned by a participant; and
WHEREAS, Section 5(a) of the Plan provides that the Company may amend the Plan (and the Schedule of Retirement Benefits attached thereto) by action of the Board of Directors of UDC (the “Board”); and
WHEREAS, the Board has approved that the Plan be amended as set forth in this Amendment 2015-1.
NOW THEREFORE, the Plan is hereby amended, as follows:

1.	In order to reflect the addition to the table on Exhibit A, Schedule of Retirement Benefits, effective as of December 19, 2013, of Mauro Premutico, said Exhibit A is hereby amended to read as follows:

Participants in the Plan and each Participant’s Classification under the Plan

Name of Participant	Classification	Date of Hire
Steven V. Abramson	50% class	May 13, 1996
Sidney D. Rosenblatt	50% class	June 1, 1995
Julia J. Brown	50% class	June 22, 1998
Janice K. Mahon	50% class	January 2, 1997
Michael Hack	50% class	October 11, 1999
Mauro Premutico	50% class	April 16, 2012

2.	Paragraph 2 of Exhibit A, Schedule of Retirement Benefits, is hereby amended in its entirety, effective as of March 3, 2015, to read as follows:

“2. Normal Retirement Benefit.
(a)     The “Normal Retirement Benefit” for a Participant who is no longer an executive officer of the Company as of March 3, 2015 or has already commenced receiving benefits under the Plan prior to March 3, 2015 will be calculated at the commencement date of the SERP benefit as an annual benefit, payable in the form of a single life annuity for the lifetime of the Participant, equal to the following percentage of the Participant’s Annual Base Salary:
(i)    For a Participant in the 50% class, 50% of Annual Base Salary.
(ii)    For a Participant in the 25% class, 25% of Annual Base Salary.
(iii)    For a Participant in the 15% class, 15% of Annual Base Salary.
(b)    The “Normal Retirement Benefit” for a Participant who is an executive officer of the Company as of March 3, 2015 or becomes an executive officer thereafter (but prior to receipt of any benefits under the Plan) will be calculated at the commencement date of the SERP benefit as an annual benefit, payable in the form of a single life annuity for the lifetime of the Participant, equal to the following percentage of the sum of the Participant’s (x) Annual Base Salary, plus (y) Three-Year Average Bonus:
(i)    For a Participant in the 50% class, 50% of the sum of a Participant’s (x) Annual Base Salary, plus (y) Three-Year Average Bonus.
(ii)    For a Participant in the 25% class, 25% of the sum of a Participant’s (x) Annual Base Salary, plus (y) Three-Year Average Bonus.
(iii)    For a Participant in the 15% class, 15% of the sum of a Participant’s (x) Annual Base Salary, plus (y) Three-Year Average Bonus.
(c)    The SERP benefit will be the actuarial equivalent of the Normal Retirement Benefit, will be subject to reduction, if applicable, as described below, and will be payable as described in paragraph 5 below. The Participant’s life expectancy for purposes of calculating the SERP benefit will be determined as of the commencement date of the SERP benefit, except as otherwise provided in paragraph 7 below.”

3.	Paragraph 9(a) of Exhibit A, Schedule of Retirement Benefits, is hereby amended in its entirety, effective as of March 3, 2015, to read as follows:

“(a)    Annual Base Salary and Three-Year Average Bonus. For purposes hereof, (i) “Annual Base Salary” shall mean 12 times the average monthly base salary (including any car allowance and including any deferrals or other salary reduction authorized amounts under any of the Company’s benefit plans or programs) paid or payable to the Participant by the Company during the 24-month period immediately preceding the Participant’s date of termination of employment with the Company, or, if required under subparagraph 7(b) above, the date of a Change in Control, and (ii) “Three-Year Average Bonus” shall mean the average of the three annual bonuses paid to the Participant by the Company for the three fiscal years ending prior to the Participant’s date of termination of employment with the Company, or, if required under subparagraph 7(b) above, the date of a Change in Control.”

4.
The reference to “the Special Participant’s Annual Base Salary” in paragraph 2(a) of Exhibit B, Rules for Special Participants, is hereby replaced with a reference to “the sum of the Special Participant’s Annual Base Salary, plus Three-Year Average Bonus,” effective as of March 3, 2015.

5.
This Amendment 2015-1 shall amend and is incorporated into and made part of the Plan. To the extent any term or provision of this Amendment 2015-1 may be deemed expressly inconsistent with any term or provision in the Plan, the terms and provisions of this Amendment 2015-1 shall control. Except as expressly amended by this Amendment 2015-1, all of the terms, conditions and provisions of the Plan are hereby ratified and continue unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment 2015-1 to be adopted effective as set forth herein.
UNIVERSAL DISPLAY CORPORATION

By: ______________________________________

Name: ____________________________________

Title: _____________________________________